   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 1996
                                                      REGISTRATION NO. 333-4234
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                      LANDRY'S SEAFOOD RESTAURANTS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE            1400 POST OAK BOULEVARD          76-0405386
(STATE OF INCORPORATION)          SUITE 1010              (I.R.S. EMPLOYER
                             HOUSTON, TEXAS 77056      IDENTIFICATION NUMBER)
                                 713/850-1010
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              TILMAN J. FERTITTA
                            CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      LANDRY'S SEAFOOD RESTAURANTS, INC.
                      1400 POST OAK BOULEVARD, SUITE 1010
                             HOUSTON, TEXAS 77056
                                 713/850-1010
 (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                       COPIES OF ALL COMMUNICATIONS TO:

  ARTHUR S. BERNER, ESQ.  STEVEN L. SCHEINTHAL, ESQ.    THOMAS P. MASON, ESQ.
WINSTEAD SECHREST & MINICK      GENERAL COUNSEL        ANDREWS & KURTH L.L.P.
           P.C.
                      LANDRY'S SEAFOOD RESTAURANTS, INC. 4200 TEXAS COMMERCE
  910 TRAVIS, SUITE 1700   1400 POST OAK BOULEVARD,             TOWER
   HOUSTON, TEXAS 77002           SUITE 1010            HOUSTON, TEXAS 77002
       713/650-2729          HOUSTON, TEXAS 77056           713/220-4200
                                 713/850-1010

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The expenses of this offering will be paid by Landry's Seafood Restaurants, Inc. (the "Registrant") and, exclusive of underwriting discounts and commissions, are estimated as follows:

      SEC registration fee............................................ $ 41,275
      National Association of Securities Dealers filing fee...........   12,470
      NASDAQ listing fee..............................................   17,500
      Printing including engraving of share certificate...............  100,000*
      Legal fee and expenses..........................................   75,000*
      Accounting fees and expenses....................................   60,000*
      Blue Sky filing fees and expenses (including counsel fees)......   20,000*
      Transfer Agent and Registrar fees and expenses..................   10,000*
      Miscellaneous...................................................  163,755*
                                                                       --------
        Total......................................................... $500,000
                                                                       ========

- --------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

  The Company is incorporated under the laws of the State of Delaware. Section 145 of the DGCL ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who were or are parties or are threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest except that no indemnification is permitted without judicial approval if the officer is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  Article IX of the Company's Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  The Certificate of Incorporation further provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Delaware Court of Chancery of such other court shall deem proper.

  The Certificate of Incorporation also provides that to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  The Certificate of Incorporation further provides that any indemnification under the above paragraphs (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set fort in the above paragraph. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Notwithstanding the foregoing, a director, officer, employee or agent of the Company shall be able to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set fort in the above paragraphs by petitioning a court of appropriate jurisdiction.

  The Certificate of Incorporation also provides that expenses (including attorneys' fees) incurred by an officer or director in defending or settling any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in these paragraphs. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

  The Certificate of Incorporation further provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of these paragraphs shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  The Certificate of Incorporation further provides that the Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these paragraphs.

  The indemnification and advancement of expenses provided by, or granted pursuant to, the Certificate of Incorporation, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Article VIII of the Company's Bylaws, requires the Company to indemnify the Company's directors and officers to the extent permitted under the DGCL and the Certificate of Incorporation.

  The Company has entered into indemnification agreements with the Directors and certain officers.

  The foregoing discussion is qualified in its entirety by reference to the DGCL and the Registrant's Certificate of Incorporation and By-Laws.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits.

  Certain of the exhibits to this Registration Statement are hereby incorporated by reference to the Company's Registration Statement on Form S-1 No. 33-65498 as filed with the Securities and Exchange Commission and all amendments thereto with which they were filed as exhibits with the same exhibit number in such Registration Statement. Such exhibits are denoted with the letter "A". Exhibits denoted by * have been previously filed with this Registration Statement. Exhibits denoted by "B" are incorporated by reference to the Company's current report on Form 8-K dated April 26, 1996. Exhibits denoted by ** are filed herewith.

 EXHIBIT
   NO.                                  EXHIBIT
 -------                                -------
   **1   --Form of Underwriting Agreement.
     2.1 --Form of Plan and Agreement of Corporate Restructuring--Pirogue -A-
     2.2 --Form of Plan and Agreement of Corporate Restructuring -A-
     2.3 --Agreement and Plan of Merger among the Registrant, Bayport
           Restaurant Corp, Inc. and Landry's Acquisition, Inc. -B-
     3.1 --Certificate of Incorporation of Landry's Seafood Restaurants, Inc.
           as filed with the Delaware Secretary of State on June 23, 1993, as amended -A-
     3.2 --Bylaws of Landry's Seafood Restaurants, Inc. -A-
     4   --Specimen Common Stock Certificate, $.01 par value of Landry's
           Seafood Restaurants, Inc. -A-
    *5   --Opinion of Winstead Sechrest & Minick P.C. regarding legality.
   *10.1 --Agreement regarding credit facility among the Registrant, Bayport
           Restaurant Group, Inc. et al. -B-
   *10.2 --Loan Agreement between the Registrant and Bayport Restaurant Group,
           Inc. -B-
   *23.1 --Consent of Arthur Andersen LLP.
   *23.2 --Consent of Grant Thornton LLP.
   *23.3 --Consent of Winstead Sechrest & Minick P.C. (included in their opinion filed as Exhibit 5).
   *24   --Powers of Attorney.

  (b) Financial Statement Schedules.

  All schedules are omitted because the required information is included in the Consolidated Financial Statements or the Notes thereto or is otherwise inapplicable.

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 403A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

  (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 24TH DAY OF MAY, 1996.

                                          Landry's Seafood Restaurants, Inc.

                                                  /s/ Tilman J. Fertitta
                                          By:__________________________________
                                                    Tilman J. Fertitta,
                                              Chairman of the Board/President
                                                and Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

      /s/ Tilman J. Fertitta         Chairman, President and          May 24, 1996
____________________________________  Chief Executive Officer and
         Tilman J. Fertitta           Director (Principal
                                      Executive Officer)

          * Paul S. West             Vice President, Principal        May 24, 1996
____________________________________  Financial Officer,
            Paul S. West              Principal Accounting
                                      Officer and Director

         * E.A. Jaksa, Jr.           Executive Vice President and     May 24, 1996
____________________________________  Director
          E.A. Jaksa, Jr.

      * Steven L. Scheinthal         Vice President,                  May 24, 1996
____________________________________  Administration, Secretary,
        Steven L. Scheinthal          General Counsel and
                                      Director

        * James E. Masucci           Director                         May 24, 1996
____________________________________
          James E. Masucci

         * Joe Max Taylor            Director                         May 24, 1996
____________________________________
           Joe Max Taylor

      /s/ Tilman J. Fertitta                                          May 24, 1996
____________________________________
         Tilman J. Fertitta
         *Attorney-in-Fact